UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): May 10, 2005

Florida Public Utilities Company

(Exact Name of Registrant as Specified in Charter)

_______Florida______ (State or Other Jurisdiction of Incorporation)	__001-10608__ (Commission File Number)	_59-0539080_ (I.R.S. Employer Identification No.)

401 South Dixie Highway, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)
(561) 832-0872

Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

At the Company’s annual shareholder meeting held on May 10, 2005, the shareholders of the Company approved a Non-Employee Director Compensation Plan. A copy of the plan is attached to the Company’s annual report on form 10-K for the period ended December 31, 2004 as exhibit 10(p).

The Plan is intended to provide certain equity compensation to non-employee directors to better ensure that the interests of such non-employee directors are aligned with those of the Company’s stockholders.

The Plan authorizes the payment to each non-employee director of an annual retainer fee payable partially in cash and partially in shares of common stock, as determined from time to time by the board. There are currently three non-employee directors eligible to participate in the Plan. The maximum number of shares of common stock authorized for issuance under the Plan is 25,000.

Pursuant to the Plan, each non-employee director was granted an annual retainer on May 11, 2005, made up of $6,000 cash and 432 shares of common stock, having an aggregate fair market value of $8009.28 on the date of grant (common stock with a fair market value of $ 18.54 per share).

Item 2.02.  Results of Operations and Financial Condition

On May 11, 2005, the Company issued a press release reporting results of operations of the Company for the quarter ended March 31, 2005.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

_Florida Public Utilities Company__

(Registrant)

Date: _May 13, 2005_____

By:   _/s/ George M. Bachman ____

       Name: George M. Bachman

Title: CFO, Treasurer & Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number

Description

99.1

Press release issued May 11, 2005.